EXHIBIT 99(b)
               IN THE CIRCUIT COURT OF THE SECOND JUDICIAL CIRCUIT
                         IN AND FOR LEON COUNTY, FLORIDA

COASTAL PETROLEUM COMPANY,
a Florida corporation,

                  Plaintiff,
                                                      CASE NO.:
_____________
vs.

STATE OF FLORIDA, DEPARTMENT OF
ENVIRONMENTAL PROTECTION, and BOARD
OF TRUSTEES OF THE INTERNAL IMPROVEMENT
TRUST FUND,

                  Defendants.
-----------------------------------/

                                    COMPLAINT

                                 I. Introduction
         The Plaintiff COASTAL PETROLEUM COMPANY (hereinafter referred to as "COASTAL"), sues Defendants STATE OF FLORIDA DEPARTMENT OF ENVIRONMENTAL PROTECTION (hereinafter referred to as "DEP"), and BOARD OF TRUSTEES OF THE INTERNAL IMPROVEMENT TRUST FUND (hereinafter referred to as "TRUSTEES"), for an unlawful taking of its private property described as Drilling Lease 224-A (hereinafter referred to as "Drilling Lease"), without payment of full compensation in violation of Article X, ss.6 of the Florida Constitution and alleges:
                                   II. Parties
1. Plaintiff COASTAL is a Florida corporation authorized to do and doing business in the State of Florida. Its principal headquarters are in Apalachicola, Franklin County, Florida.

     2. COASTAL is the owner of the Drilling Lease comprised of over 400,000 acres of submerged lands located between 7.36 statute miles and 10.36 statute miles off of the west coast of Florida, extending from Franklin County into Pasco County. As the holder of the Drilling Lease, COASTAL is an owner of property entitled to the protection of Article X, ss.6 of the Florida Constitution. A map showing the approximate location of COASTAL's leasehold ownership is attached hereto and incorporated herein as Exhibit "A".
     3. Defendant DEP is an executive agency of the State of Florida which may be sued and which has the power of eminent domain. DEP is the successor agency to the Department of Natural Resources (DNR), and was formed by combining the Department of Environmental Regulation (DER) and the DNR. DEP has its principal headquarters in Leon County, Florida.
     4. DEP is responsible for issuing permits to drill oil wells in Florida pursuant to the criteria listed in ch. 377, Fla. Stat., including ss.377.241. DEP performs all staff duties relating to the acquisition, administration and disposition of lands, title to which is vested in TRUSTEES. Further, one of the established divisions of DEP is the Division of State Lands, the director of which is subject to confirmation of the TRUSTEES.
     5. Defendant TRUSTEES is composed of the Governor and Cabinet of the State of Florida and has its principal headquarters in Leon County, Florida. TRUSTEES were the original lessors of COASTAL's Drilling Lease and have accepted rental payments from COASTAL under the terms of the lease.
     6. Defendant DEP, acting in concert with Defendant TRUSTEES, ultimately denied COASTAL its application for a drilling permit on the Drilling Lease, depriving COASTAL of the only reasonable use of its leasehold and giving rise to the takings claim which is the subject of this suit.

                                III. Jurisdiction

     7. This is an action for damages in excess of $15,000.00, and as such is within the jurisdictional limits of this Court.

                 IV. Original Investment in Drilling Lease 224-A

     8. COASTAL acquired its leasehold interest in the submerged lands identified in Exhibit "A" through a state lease (hereinafter referred to as "Original Drilling Lease") from TRUSTEES to Arnold Oil Exploration, Inc. (hereinafter referred to as "Arnold Oil"), dated December 27, 1944 and granted pursuant to Chapter 20680, Laws of Fla. (1941). TRUSTEES conveyed the Original Drilling Lease to Arnold Oil based on an exploration contract with Arnold Oil dated October 4, 1941. In the Original Drilling Lease conveyed to Arnold Oil, TRUSTEES retained a royalty interest in oil produced from the leased area and would substantially benefit from oil produced from the leased area. The moving force in securing both the exploration contract and the Original Drilling Lease was J. Ray Arnold, the president of Arnold Oil. The Original Drilling Lease 224-A is attached hereto and incorporated herein as Exhibit "B".

     9. J. Ray Arnold became interested in the production of oil while residing in Oklahoma, Texas and New Mexico, and believed that oil production would eventually be accomplished in Florida. J. Ray Arnold, acting as president of Arnold Oil, employed a nationally renowned geologist to survey Florida's potential for oil and gas. From 1935 forward, J. Ray Arnold's interest in oil production in Florida was constant and of consuming importance to him, leading him to actively and aggressively pursue prospects and equipment needed to produce oil in Florida. Prior to 1947, J. Ray Arnold committed enormous personal, family and corporate resources to the exploration for oil in Florida on all corporate holdings including the area of the Original Drilling Lease. Arnold's early efforts to acquire land and equipment for oil exploration occurred during World War II when the equipment and personnel needed for a successful exploration effort were both unavailable. During this period much of Arnold's efforts were focused on gaining and preserving the property rights necessary for his exploration effort.
     10. During the period between 1944 and 1947, the annual rental paid by Arnold Oil to TRUSTEES for the Original Drilling Lease and all other leases it owned in Florida was approximately $45,000.00. The annual rental comprised a major portion of TRUSTEES' budget during that period. When the resources of Arnold Oil were exhausted, Chester Ferguson, acting as Trustee for the Lykes family, purchased a 51% interest in Arnold Oil. The money derived from the sale of this stock was used by Arnold Oil to pay rent to TRUSTEES. Between 1946 and 1947, William F. Buckley and his associates arranged for the purchase of all of the stock of Arnold Oil for $1,000,000.00, and changed its name to Coastal Petroleum Company. Members of the Arnold family continued to work with COASTAL. Believing oil would eventually be produced from the leasehold, members of the Arnold and Lykes families retained overriding royalty interests in the Original Drilling Lease. The expectation of oil production from this leasehold led the Arnold family, the Lykes family, William
F. Buckley and the owners and shareholders of COASTAL to make extraordinary investments to meet their commitments under the terms of the Original Drilling Lease.
             V. Expectations of the Parties to Drilling Lease 224-A

     11. At the time the Original Drilling Lease was conveyed to Arnold Oil, the records of the State of Florida revealed a great public interest in the production of oil. The Original Drilling Lease revenue received by TRUSTEES from Arnold Oil constituted a major source of revenue from Trustee-owned state property. The State of Florida, including TRUSTEES, was interested not only in the rental income from the Original Drilling Lease, but also in the royalty revenues anticipated from oil production. Interest in these revenues and interest in oil production for the war effort were so great that the legislature not only authorized drilling leases, but created a $50,000.00 reward for the first oil production in Florida by passing Chapter 20667, Laws of Fla. (1941). It is clear from state records that the State, including TRUSTEES, strongly encouraged and fostered the efforts of COASTAL and its investors and that all parties expected that the effort to produce oil would be successful.
     12. On February 27, 1947, after Arnold Oil was renamed COASTAL, the TRUSTEES entered into a modification of the Original Drilling Lease, titled Drilling Lease 224-A as Modified (hereinafter referred to as "Drilling Lease"). The stated purpose of the modification was to permit a practical performance of the terms of the lease and to otherwise ratify and confirm its stated purpose of producing oil from the state-owned submerged lands in the Gulf of Mexico. Since the first successful offshore oil well had already been drilled in Louisiana in 1938, there was an expectation in 1947 on the part of both TRUSTEES and COASTAL that the exploration and drilling of the leasehold would result in oil production in the State of Florida. Drilling Lease 224-A as Modified is attached hereto and incorporated herein as Exhibit "C".
     13. By the end of 1968, COASTAL and its partners had expended approximately $16,370,000 on oil exploration on its various leases, including the Drilling Lease.

                      VI. The Value of Drilling Lease 224-A

     14. At all times from the original granting of the Drilling Lease to the present, the economic value of the lease was derived from the right of the owner to explore for and produce oil from the sovereign lands contained within the Drilling Lease.

     15. The Drilling Lease includes a virgin petroliferous basin identified by geologists as the Apalachicola Embayment. Geologists have long believed this basin to contain oil, based, in part, on a clearly identifiable trend of successful drilling beginning in Texas and Louisiana and stopping at the Florida coast. The challenge for COASTAL over the life of the Drilling Lease has been to identify structures beneath the Gulf floor because successful wells could be drilled only in areas where oil may have been trapped during migration.
     16. Improvements in the technology of seismic work and interpretation over the last 10 years have dramatically improved the ability of geologists and geophysicists to select attractive drilling sites. Seismic survey data recently processed by COASTAL with advanced computer technology reveals seismic expressions of several large underground structures on the Drilling Lease at depths of 12,500 to 18,000 feet which are well located to have trapped migrating petroleum.
     17. In 1992, COASTAL  sought  the  first  drilling   permit  which  could
test these large underground structures. Experts believe these structures have the potential to produce billions of barrels of oil. To date, none of these structures have been drilled in the Apalachicola Embayment.
     18. Never has the value of the right to explore and drill the Drilling Lease been greater or its potential to produce oil been clearer. Drilling blocks within the Drilling Lease and in the vicinity of these underground structures are extraordinarily valuable. The need for the State of Florida, including Defendants, to permit this drilling for the benefit of the citizens of the State of Florida and the United States has never been greater and the risk to the environment has never been lower. At the time of filing this suit, COASTAL only needs from the State of Florida, including Defendants, the cooperation which was promised in its original grant of the Drilling Lease in order to explore for, drill and produce oil.

                VII. Florida's Efforts to take COASTAL's Property

     19. At some point in the history of the Drilling Lease, TRUSTEES' policy to promote the production of oil as stated in the Drilling Lease shifted to a policy designed to either stop exploration or production altogether or to regain the offshore area of the Drilling Lease so that it could be leased to another entity for greater consideration. With one of these goals in mind, TRUSTEES sought to terminate the Drilling Lease by challenging its validity in 1968.
     20. In 1970, the United States District Court for the Southern District of Florida disposed of TRUSTEES challenge by holding that the Drilling Lease was existing and valid. Coastal Petroleum Company v. Secretary of the Army, 315 F. Supp 845 (S.D. Fla. 1970).
     21. Despite this decision, the dispute continued until a settlement was reached on January 6, 1976. As part of that settlement, TRUSTEES and COASTAL agreed to reduce the area of sovereign lands included within the Drilling Lease to the current configuration as stated in Paragraph 2 of this complaint. This settlement secured the return to TRUSTEES and the State of Florida of COASTAL's interest in an area of submerged lands from the shoreline to 7.36 statute miles offshore. In exchange, COASTAL received a royalty interest in oil produced from the submerged lands from the shoreline to 4.36 statute miles offshore.
     22. Between 1976 and 1984, COASTAL's ability to explore the Drilling Lease was impacted by Mobil Oil's claim to a 50% interest in the Drilling Lease. Until this claim was resolved in 1984, exploratory oil and gas drilling was economically impossible. In 1984, Mobil's claim was settled, restoring COASTAL's undisputed interest in the Drilling Lease.
     23. Between 1984 and 1990, COASTAL prepared for and submitted permit applications to perform geophysical testing on its leases.

     24. In response to COASTAL's permit application, fearing COASTAL would begin drilling on its leasehold, on May 8, 1990 the Governor and Cabinet approved a comprehensive policy prohibiting the production of oil and gas on sovereign submerged lands. The policy was stated as follows:

                      The policy of the Governor and Cabinet, sitting as the head of the Department of Natural Resources and as the Board of Trustees of the Internal Improvement Trust Fund, is to prohibit seismic activities using explosives and to prohibit the drilling, exploration, or production of oil and gas resources from structures located on the sovereign waters of the State of Florida, including bays, estuaries, freshwater lakes, rivers and streams.

This policy statement was adopted by TRUSTEES and DEP (then known as DNR) on May 8, 1990.
     25. Defendants' policy statement was soon codified when the legislature enacted Chapter 90-72, Laws of Fla. (1990), which provides in pertinent part:

                      After July 31, 1990, no permit to drill a well in search of oil or gas shall be granted north of 26(degree) 00'00" north latitude off Florida's west coast to the western boundary of the state bordering Alabama as set forth in s.1, Art. II of the State Constitution, or located north of 27(degree) 00'00" north latitude off Florida's east coast to the northern boundary of the state bordering Georgia as set forth in s.1, Art. II of the State Constitution, within the boundaries of Florida's territorial seas as defined in 43 U.S.C. 1301.

The Governor approved the law on June 12, 1990.
     26. With the passage of the 1990 legislation, the Defendants sought not only to clearly indicate their intent to prohibit offshore drilling, but also to protect themselves from litigation by ostensibly exempting COASTAL's Drilling Lease from the effect of the statute by adopting ss.4 of Chapter 90-72, Laws of Fla. (1990).

     27. In furtherance of Defendants' policy, ss.377.06, Fla. Stat., was also changed in 1990 by omitting the following underlined language:

                      It is hereby declared to be the public policy of the state . . . to encourage and cause the development in said state of said natural resources of oil and gas and the products made therefrom, to encourage the continuous and economic supply of the demand therefore
                      . . .

     28. In 1990, the legislative changes made to Ch. 377, Fla. Stat., which add language prohibiting the issuance of drilling permits and omit language encouraging the development of oil and natural gas in the State of Florida, signify a complete reversal from the long standing policy of the State, including Defendants, of encouraging the exploration and production of oil.
     29. On or about September 18, 1990, Governor Bob Martinez clarified the State's (and also the Defendants') intention with regard to drilling when he stated in an official press release:

         . . . we do not want oil drilling anywhere near our coast.

     30. On or about July 23, 1990, COASTAL filed an inverse condemnation claim against TRUSTEES and DEP (then known as DNR), in part, on the grounds that the application of the policy prohibited production of oil and gas from the leased land and constituted a taking of COASTAL's leasehold without payment of full compensation.

     31. The 1990 takings claim as to the leased area was later disposed of on procedural grounds. However during its pendency, the Court viewed the takings claim related to the leasehold to be premature because COASTAL had not applied for a permit to drill. At a hearing on August 23, 1991, the Court stayed the case pending COASTAL's application for a permit to drill an exploratory well which would determine whether DEP (then known as DNR) would apply its policy against offshore drilling to COASTAL's Drilling Lease or allow COASTAL to explore on its leasehold.
     32. At the conclusion of the hearing, Attorney General Robert Butterworth threatened COASTAL that he would keep COASTAL tied up in litigation for ten years. He kept his word.
     33. On March 16, 1992, COASTAL applied for Permit 1281 which was filed with DEP (then known as DNR) to drill for oil on the submerged lands of the Drilling Lease beneath the waters offshore of Apalachicola.
     34. Forecasting an ultimate denial of the permit, the Department of Legal Affairs opined in a memorandum that:

                      The ultimate decision on the drilling permits will undoubtedly result in additional litigation or a continuation of the pending litigation . . . the possibility exists that eventually COASTAL might be able to obtain a judgment for millions of dollars. . .

This statement exposes the Defendants' bad faith policy to deny COASTAL the beneficial use of the Drilling Lease while, at the same time, systematically dodging any address of the compensation due to COASTAL for a taking of its property.
     35. Instead of directly denying COASTAL's application for Permit 1281 based upon the 1990 policy, on January 11, 1993, DEP (then known as DNR) indirectly applied the policy by announcing the unprecedented requirement of a $515,000,000.00 surety in order to make it economically impossible for COASTAL to drill.
     36. In response, COASTAL offered its leases as surety for the $515,000,000.00. Although DEP (then known as DNR) found COASTAL's permit application to be adequate and complete; DEP would not accept COASTAL's leases as surety.

     37. On January 26, 1993 the Governor and Cabinet, acting as head of DEP (then known as DNR), voted to deny COASTAL's application for Permit 1281 citing COASTAL's refusal to post a $515,000,000.00 bond.
     38. COASTAL objected to the requirement of a bond on the grounds that COASTAL had the option of paying a fee in lieu of surety as provided for in ss.377.2425(1)(b), Fla. Stat., and that it had in fact paid such fee. Because there was no lawful basis for requiring the $515,000,000.00 bond, COASTAL appealed the denial of its application for Permit 1281.
     39. On February 9, 1995, the First District Court of Appeal (1st DCA) reversed the order of DEP denying the permit. The Court held that Permit 1281 had been denied for failure to pay a surety that DEP could not lawfully require. Upon such ruling, it appeared that Permit 1281 would be granted. However, before the month was over, State officials again voiced their intent to stop COASTAL from using its lease.
     40. Frustrated with COASTAL's perseverance, at the February 28, 1995 cabinet meeting, Treasurer Bill Nelson, acting with the Attorney General, questioned why the issue of oil drilling is not "dead":

                      [B]ack in the 80's . . . we killed this deader than a doornail . . . and every time we think it's dead, then [the oil drilling issue] pops up again. And here the issue has popped up again with a - - a court of appeal.

Treasurer Nelson also indicated:

                      I think that that statute gives us the authority with which we can protect against whatever public policy decision that we think ought to be protected . . . otherwise, you keep seeing this offshore drilling keep popping right back up.

     41. On April 26, 1995, the office of the same Attorney General who had promised in 1991 to keep COASTAL tied up in litigation for ten years represented in a Motion for Stay filed with the Supreme Court that, in the absence of a stay, DEP would have to give COASTAL a permit to drill.
     42. TRUSTEES and DEP were not focused on addressing the substance of COASTAL's permit application; their goal was to keep COASTAL from ever obtaining the permit.
     43. At the May 23, 1995 cabinet meeting, Treasurer Bill Nelson, again addressing COASTAL's application for Permit 1281, indicated that the issue was not whether or not to grant the permit solely on the merits of the application, but admitted the overriding question was:

                 whether or not we're going to have oil drilling off the coast of Florida.

     44. Treasurer Nelson admitted that if TRUSTEES are:

                 successful in denying them being able to drill for oil, then it's going to be a question of public taking. And what is the value of that public taking?

     45. Treasurer Nelson then restated the TRUSTEES' policy:

                 it clearly is not in the interest of the State of Florida to be drilling off the coast of Florida.

     46. Anticipating the inevitable, Treasurer Nelson advised the TRUSTEES that:

                 it's time for us just to get into a . . . severe legal tangle here, and put our foot down, and say in the interest of the State of Florida, enough is enough . . . we need to battle this out as to the question . . . of the taking and the value of that taking. And for us to set our public policy that we're not going to allow drilling off the coast of Florida.
     47. Treasurer Nelson provided the following clear statement of Defendants' position that COASTAL would never be permitted to use the Drilling Lease for the exploration, drilling and production of oil:

                 I can guarantee you that we are not going to flinch in this. We can go into court, and we can battle all these little legal niceties, and ultimately determine whether or not you have that interest, and was there a taking or not; and then if there was, what was the value of that taking. But the public policy question is very, very clear.

     48. Attorney General Robert Butterworth at the May 23, 1995, cabinet meeting also restated his and the TRUSTEES' commitment to prohibiting oil drilling off the coast of Florida:

                 And this Attorney General and this Board of Trustees is going to fight it. We're going to fight it with every legal tool that we have.

     49. By mid 1995, the Defendants, resolved that COASTAL would never receive the requested permit, determined that they would not give COASTAL a fair hearing on its permit application.
     50. Despite the February 9, 1995 1st DCA ruling that DEP was without authority to require surety from COASTAL in addition to the annual fee specified by ss.377.2425(1)(b), Fla. Stat., Defendants continued to pursue a strategy of imposing a high surety requirement as a means of denying COASTAL its drilling permit.

     51. The ultimate goal of TRUSTEES and DEP was to prevent COASTAL from ever drilling off the coast of Florida and, to that end, the Governor and Cabinet were encouraged to be unsparing in the bond to be required of COASTAL. The question was how to get around the 1st DCA opinion and achieve the goal. While strategizing on how to respond to COASTAL's request for an amended final order based upon the 1st DCA opinion, the assistant general counsel for DEP admitted,
                 An amended final order, based on that opinion, would grant [COASTAL] a permit to drill. I don't believe that we want to do that.

     52. Instead of granting the permit, TRUSTEES and DEP chose to improperly interpret ss.253.571, Fla. Stat., so as to allow TRUSTEES to impose a bond. Thereafter, counsel for DEP recommended that DEP inform COASTAL that TRUSTEES had imposed a $1.9 billion ($1,900,000,000.00) bond pursuant to ss.253.571, Fla. Stat., and that DEP not issue Permit 1281 until the bond was posted. DEP and TRUSTEES followed that advice.
     53. Turning to the appellate court a second time, COASTAL appealed DEP's second denial of Permit 1281 based on COASTAL's refusal to pay the permit surety, as well as TRUSTEES' requirement of posting a $1.9 billion ($1,900,000,000.00) bond in order to perform offshore drilling.
     54. In April, 1996 the Appellate Court again sided with COASTAL. In twin decisions, the Court held that: (1) TRUSTEES could not require COASTAL to pay a $1.9 billion ($1,900,000,000.00) bond because the bond requirement would constitute an impairment of contract, and (2) DEP could not deny the permit on the basis of failure to pay the surety, because the requirement of a surety was unlawful. Coastal Petroleum Company v. Chiles, 672 So.2d 571
(Fla. 1st DCA 1996);  Coastal Petroleum  Company v. DEP, 672 So.2d 574
(Fla. 1st DCA 1996).
     55. Acknowledging defeat once again at the 1st DCA, Assistant General Counsel for DEP warned that another denial of the permit would expose government officials and government entities to liability.

                 At this point, the denial of the permit without lawful basis would trigger more litigation by COASTAL, i.e., a likely petition for writ of mandamus and a revival of its takings case against the State. It would also trigger questions of liability of responsible public officials and entities.

     56. Following the second appellate reversal, DEP issued a Notice Of Intent To Issue Permit on Permit 1281, but not without a strategy formed by the TRUSTEES and the Attorney General's office. Lacking the ability to directly oppose COASTAL's permit without risking both professional and personal liability, DEP required COASTAL to publish the Notice which would allow third parties to contest the issuance of the permit in DEP's place. Even after two rulings from the 1st DCA, DEP was not ready to choose between issuing Permit 1281 or acting lawfully to take COASTAL's property by paying COASTAL full compensation in accordance with the law. Instead, DEP chose to drag the process out as long as possible.
     57. By requiring publication of a Notice of Intent to Issue, DEP was not announcing it would grant Permit 1281, but rather was recruiting public opposition to the issuance of the permit. In its own words, DEP had been working diligently hand in hand with the Attorney General's Office for several years pursuing every legal avenue possible to halt this process.

     58. On August 30, 1996, before a public notice was ever filed, the Sierra Club and other groups filed for an administrative hearing. DEP never intended to issue Permit 1281, but neither did it intend to compensate COASTAL for denying it the beneficial use of its property. DEP intended to delay and deny the issuance of the permit while dodging responsibility for a taking.

     59. Throughout 1996, the TRUSTEES and DEP did not give up on their strategy to stop the issuance of a permit to COASTAL by imposing an extraordinary surety. In the next legislative session following the 1st DCA's two 1996 rulings, the Defendants backed an amendment to ss.377.2425, Fla. Stat., allowing DEP to recommend and require a surety based on projected clean up expenses associated with a hypothetical, maximum oil spill, the likelihood of which is unsupported by any reasonable evidence. This amendment, in the form of Chapter 97-49, Laws of Fla., was signed into law on May 7, 1997.
     60. At the direction of the Governor and Cabinet, DEP applied Chapter 97-49, Laws of Fla., to COASTAL's permit application and required surety in the amount of $4,249,637,886.00, more than eight times the surety it had required in 1993 for the same permit.
     61. The administrative hearing requested by the Sierra Club and other groups began on October 27, 1997. At the onset of the hearing, COASTAL objected to the massive surety set by the Administration Commission. Knowing that the recommended surety had been approved by the Administration Commission, and that the Defendants had recruited the Sierra Club to continue the DEP's fight against issuing Permit 1281, DEP articulated at the hearing that Permit 1281 should be granted.
     62. Interestingly, the Attorney General who represented DEP and assisted in drafting the permit, appeared in the matter on his own behalf to contest the issuance of the very permit he drafted. In so doing, the Attorney General opposed DEP, the client he had been representing to that point. Moreover, the Attorney General's office agreed to pay for the discovery costs incurred by the Sierra Club in contesting Permit 1281.

     63. Despite the objections of the Sierra Club, on April 8, 1998, the presiding Administrative Law Judge issued a Recommended Order in favor of the issuance of Permit 1281 and reduction of the surety to $224,488,511.00, a sum which was approximately 5% of the surety sought by DEP.
     64. However, rather than issue Permit 1281, DEP then chose to employ its last strategy: it would construct a basis for deviating from the recommendation by the Administrative Law Judge to issue the permit and reinterpret ss.377.241, Fla. Stat. (1997), which reads as follows:

                 377.241 Criteria for issuance of permits. - The division, in the exercise of its authority to issue permits as hereinafter provided, shall give consideration to and be guided by the following criteria:

                 (1) The nature, character and location of the lands involved, whether rural, such as farms, groves, or ranches, or urban property vacant or presently developed for residential or business purposes or are in such a location or of such a nature as to make such improvements and developments a probability in the near future.

                 (2) The nature, type and extent of ownership of the applicant, including such matters as the length of time the applicant has owned the rights claimed without having performed any of the exploratory operations so granted or authorized.

                 (3) The proven or indicated likelihood of the presence of oil, gas or related minerals in such quantities as to warrant the exploration and extraction of such products on a commercially profitable basis.

     65. At all times prior to the DEP's review of COASTAL's Permit 1281 application and at all times since COASTAL's application for Permit 1281, DEP issued permits when each criterion of ss.377.241, Fla. Stat. had been met. However, in COASTAL's case, after receiving the Administrative Law Judge's Recommended Order, DEP decided to switch gears and weigh the criteria of ss.377.241, Fla. Stat., instead of determining whether each criteria was met. For the first time in the eight year period since receiving COASTAL's applications, DEP balanced the environmental interests against the right to explore for oil. When it balanced the criteria, DEP determined that issuance of a drilling permit was too dangerous to the coastal environment. Almost ten years after the adoption of TRUSTEES' no drilling policy set forth in Paragraph 24 of this complaint, DEP simply reinterpreted ss.377.241, Fla. Stat., to fit the Defendants' policy prohibiting offshore drilling in Florida in contravention of the property rights granted by the State of Florida to COASTAL almost 60 years ago in the Original Drilling Lease, and ratified in the modified Drilling Lease.
     66. Even after adopting all of the findings of fact contained in the Recommended Order, on May 22, 1998, DEP denied Permit 1281 for a third time, forcing COASTAL to make yet another appeal to the 1st DCA. On October 6, 1999, the Appellate Court issued its opinion upholding DEP's denial of Permit 1281 and concluding that COASTAL's remedy lies in an action in inverse condemnation for the taking of its property rights. Specifically, the Court held:

                 With respect to the constitutional challenge to DEP's interpretation of the statute, the issues of contract impairment and taking go hand-in-hand. There is no dispute that the appellant has a viable contract with the State of Florida to explore for and extract oil from submerged sovereignty lands. DEP's interpretation and application of the permitting statute, based on its determination that there is a compelling public purpose in not allowing the appellant to drill off shore, effectively prevents the appellant from exercising its rights under the contract. DEP's action would be unconstitutional only if just compensation is not paid for what is taken. Fla. Const. Art. X, ss.6. This is a matter to be resolved in the circuit court.

Coastal Petroleum Co. v. Florida Wildlife Federation, Inc., 766 So.2d 226, 228 (Fla. 1st DCA 1999)(emphasis added).

     67. Despite concluding that oil extraction is too dangerous to allow the issuance of Permit 1281, DEP accepted and adopted the following findings of fact from the Recommended Order of the Administrative Law Judge:

                 Finding of Fact 34. The drilling rig and operation will have virtually no effect on the immediate site. The experience of offshore operations in Louisiana and elsewhere is that fishing is enhanced in the area by the attraction of fishes to the artificial reef created by a rig.

                 Finding of Fact 40. The risk of oil spills from exploratory oil and gas drilling operations is very small because of the redundant systems and multiple lines of defense against uncontrolled blowouts. The lines of defense include hydrostatic pressure control by the use of weighted drilling fluids, well control systems including redundant blowout preventors, a well control service company, and the use of trained and certified personnel. Most blowouts are gas, not oil, and most blowouts stop themselves by bridging within a few days.

                 Finding of Fact 41. The proposed Permit no. 1281 well is less likely to spill any oil because it will be a zero discharge well; the well will be drilled by one of the largest drilling contractors in the world, Nobel Drilling; the rig will be drilled with federally-certified crews trained in well control; the rig will be surrounded by a high seas oil fence with locks; there will be onsite oil spill equipment and personnel; there is redundant blowout equipment on this rig; and the environmental compliance officer will train all workers to observe proper procedures. The operations will be comparable to that of Getty Oil's exploration project in East Bay, which in the words of DEP's oil and gas section administrator, was "an absolutely first class operation. You could eat off the deck. Well, I wouldn't, but it looked clean enough."

                 Finding of Fact 42. The U.S. Department of Interior, Minerals Management Service (MMS) maintains statistical data based on reports of accidents occurring on the outer continental shelf (OCS) resulting in oil spills greater than one barrel (42 gallons). MMS regulations require that oil and gas operators report orally and in writing all spills of oil and liquid pollutants to the MMS District Supervisor. Data from the reports are relied on by the industry, by scientists and by regulatory agencies. According to MMS data for the years 1971-1995, out of a total 24,237 well starts, 999 barrels of crude oil and condensate were spilled from offshore wells under federal jurisdiction.

                 Finding of Fact 43. When oil is spilled on the water, natural weathering processes immediately begin to work on the oil: evaporation reduces the volume of the oil, with light oils evaporating quickly; bacteria literally begin eating the oil and oil products; sunlight degrades the oil; and the oil begins to dissolve and dissipate into the water. These natural processes are especially effective at this site because the oil involved would likely be a very light 50 API gravity oil, as is other Smackover oil in Florida; the climate is warm and the bacteria which eat the oil and oil products are plentiful in this region; the area receives much sunlight; and warmer water promotes the dissolution and dissipation of the oil into the water.

                 Finding of Fact 44. Oil is a naturally-occurring substance. Natural oil seeps in the Gulf of Mexico release large quantities of oil and gas into the sea that is weathered and dissipated as described above. The seeps, discovered through satellite photography, are estimated to produce as much as 120,000 barrels a year from vents in the continental shelf off the Louisiana coast.

Florida Wildlife Federation, Inc., 21 F.A.L.R. 671, 692-694 (Dep't Envtl. Prot.
1998).

     68. It is clear from these findings that over a 24 year period, 999 barrels of crude oil were spilled from all the offshore wells under federal jurisdiction, a little more than 40 barrels per year.

     69. During the course of a year, natural seeps in the Gulf of Mexico release an estimated 120,000 barrels of oil per year into offshore water. This seepage of oil is in an amount almost 3,000 times greater than the amount of oil spilled from all offshore rigs in federal waters in an average year.
Of the slight amount of oil that makes it into the water, nearly all is quickly evaporated, dissolved or degraded by natural processes.
     70. Since the objective evidence adopted by DEP is that the threat to the environment from any drilling on Permit 1281 is minimal, it is probable that the future energy needs of the United States will shift Florida's future policy in favor of drilling and away from the policy articulated by TRUSTEES in 1989.
     71. If Defendants are permitted to deprive COASTAL of its use of the Drilling Lease without the payment of compensation, it will confer a great benefit on the State of Florida at the great expense of COASTAL and its investors.
     72. To the present date, COASTAL has paid and TRUSTEES have accepted all annual rentals due and owing on the Drilling Lease and received studies, reports and information prepared by COASTAL.
     73. At all times since its grant, the Drilling Lease has been and remains in full force and effect. COASTAL has the absolute right to explore for and develop oil in the outermost three miles of Florida's three league territorial waters from Apalachicola to Pasco County. COASTAL's right extends through January 6, 2016.
     74. The same policy and reasoning that has resulted in the denial of Permit 1281 makes it futile for COASTAL to seek other permits within the Drilling Lease.

     75. Oil exploration and drilling is the use for which the Drilling Lease was granted by TRUSTEES and the use for which COASTAL acquired it. It is the only economically viable use to which COASTAL's Drilling Lease can be put. While nothing the Defendants do can diminish the capacity for oil production inherent in the Drilling Lease, the actions of the Defendants have deprived COASTAL of all use and value of its Drilling Lease. COASTAL asserts that it is far more harmful to the people of Florida that oil residing beneath the Drilling Lease remain unproduced than would be any of the hypothetical dangers rejected by the Administrative Law Judge, but given as DEP's reasons for denying Permit 1281.

               VIII. Inverse Condemnation - Claim for Compensation

     76. The allegations contained in paragraphs 1 through 75 are incorporated herein by reference.
     77. This is a claim for compensation against TRUSTEES and DEP arising from a taking of the Drilling Lease without payment of full compensation in violation of Article X, ss.6 of the Florida Constitution.
     78. For 56 years, COASTAL and its predecessors in interest have been the holders of the Drilling Lease, including the Original Drilling Lease. COASTAL is the owner of a property interest entitled to protection under the Florida Constitution from a taking without payment of compensation.
     79. COASTAL procured its leasehold interest from TRUSTEES for the specific purpose of exploring in the offshore areas of the Drilling Lease and drilling for and producing oil. COASTAL sought Permit 1281 for this use and the permit was denied by Defendants.
     80. At the time both the Original Drilling Lease and modified Drilling Lease were conveyed by TRUSTEES, it was the distinct and reasonable expectation of both TRUSTEES and COASTAL that oil would be produced from drilling on the leasehold. This expectation of oil production has been backed by investments of COASTAL and the denial of Permit 1281 has deprived COASTAL of all beneficial use of its Drilling Lease, including the realization of oil production.

     81. Since the conveyance of the Original Drilling Lease and the modified Drilling Lease, substantial amounts of money, time and human resources have been invested by COASTAL in research, study, accumulation of data, geophysical testing and drilling, as well as defending its leasehold, with the sole purpose of producing oil.
     82. For more than ten years, Defendants have adopted a policy and strategy of denying COASTAL all beneficial use of the Drilling Lease, while at the same time avoiding any payment of compensation for the denial of that use.
     83. The only value of the Drilling Lease is its value for exploring for and producing oil. The conduct, policy and strategy of Defendants have deprived COASTAL of all the economically beneficial or productive use of its Drilling Lease and have rendered the lease valueless for the purpose for which it was sold and purchased.
     84. Due to the actions, policy and strategy of Defendants that led to the denial of Permit 1281, it is futile for COASTAL to apply for other oil exploration and drilling permits within the Drilling Lease.
     85. In pursuit of Defendants' policy and strategy, Defendants and their officers have acted in bad faith and inconsistent with the interests of the State of Florida. Not only is the risk of damage to the environment as a result of granting Permit 1281 negligible, but Defendants' actions have deprived the citizens of Florida of access to the oil resources of the Drilling Lease and the enormous revenues to the state which would follow production.

     86. The actions, policy and strategy of Defendants prevent no public harm, but confer an enormous public benefit to the State of Florida, including Defendants. Once TRUSTEES, and therefore, State of Florida, secure the Drilling Lease from COASTAL, all Defendants need do is change their "policy" so as to support oil exploration and production, and the State of Florida, including TRUSTEES, will then be able to derive billions of dollars from the marketplace for the right to drill and produce oil on what is now COASTAL's Drilling Lease.
     87. The taking of the Drilling Lease is permanent in nature and occurred on May 22, 1998, the date of the final denial of Permit 1281.
     88. COASTAL has retained the undersigned attorneys and has been obligated to pay for not only their services, but also other costs and expenses incurred as a result of this action.
     89. Since the date of taking, COASTAL has been deprived of the use of its property without compensation and is entitled to interest on the award of compensation from the date of taking through the date of payment of compensation.
     90. A time line of the events contained within this complaint is attached hereto as Exhibit "D".

                         IX. Reservation of Jurisdiction

     91. COASTAL has rights guaranteed to it under the takings and due process clauses of U.S. Constitution Amendments V and XIV, and has additional statutory rights including rights pursuant to 42 U.S.C. ss.1983, which legal rights have been violated by Defendants as a result of actions set forth in the Complaint. COASTAL hereby reserves the right to all claims over which subject matter jurisdiction presently lies, or which may later become ripe, in the courts of the United States. This reservation of claims for later adjudication in federal court, if necessary, is made pursuant to Jennings v. Caddo Parish School Board, 531 F.2d 1331 (5th Cir. 1976), cert. denied, 429 U.S. 897 (1976), as applied to claims by COASTAL in this Florida court.

     WHEREFORE, Plaintiff, COASTAL PETROLEUM COMPANY, respectfully requests that this Court grant the following relief against Defendants:
     A. Enter an Order of Taking establishing the date of taking of COASTAL's leasehold interest in the Drilling Lease as of May 22, 1998;

     B. In the event that Defendants grant Permit 1281 and agree to grant all other permits necessary to fully explore the oil resources of the Drilling Lease to end this taking, to determine that COASTAL's leasehold interest in the Drilling Lease was temporarily taken without full compensation from May 22, 1998 to the date Permit 1281 is granted;

     C. Impanel a jury of 12 persons pursuant to Chapters 73 and 74, Fla. Stat. (Supp. 2000), to determine the amount of full compensation due to COASTAL for the taking of its property;

     D. Award statutory attorneys' fees, costs and interest to COASTAL for the prosecution of this action; and

     E. Grant such other relief that this Court deems proper.

                             Respectfully submitted,



ROBERT J. ANGERER, ESQUIRE                  S. CARY GAYLORD, ESQUIRE
Florida Bar No. 178546                      Florida Bar No. 0180538
ROBERT J. ANGERER, JR., ESQUIRE             LORENA HART LUDOVICI, SQUIRE
Florida Bar No. 995381                      Florida Bar No. 847062
ANGERER & ANGERER                           R. ADAM CARNEGIE, ESQUIRE
P.O. Box 10468                              Florida Bar No. 0974196
Tallahassee, FL 32302                       GAYLORD MERLIN LUDOVICI
TEL:  (850) 576-5982                        DIAZ & BAIN
                                            777 S. Harbour Island Boulevard,
                                            Suite 900
                                            Tampa, FL 33602
                                            TEL:  (813) 221-9000

                                         Attorneys for Coastal Petroleum Company